UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fixed Income Client Solutions LLC
(Exact name of registrant as specified in its charter)

Delaware		27-4404514
(State of incorporation or organization)		(I.R.S. Employer Identification No.)

214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

6.75% Callable Class A Trust Certificates	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:           333-171670

Securities to be registered pursuant to Section 12(g) of the Act:
          None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 6.75% Callable Class A Certificates, issued by Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1, to be registered hereunder is contained in the sections entitled “Description of the Certificates” and “Certain Federal Income Tax Consequences” in the Registrant’s 424(b)(5) Prospectus (Securities Act file number 333- 171670) filed with the Securities and Exchange Commission on October 13, 2011, and the sections entitled “Description of the Certificates” and “Certain Federal Income Tax Consequences” in the Registrant’s 424(b)(5) Prospectus Supplement (Securities Act file number 333- 171670) filed with the Securities and Exchange Commission on October 13, 2011, each of which is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Fixed Income Client Solutions LLC

Date: October 20, 2011	By: /s/ James Whang
James Whang
Treasurer